Exhibit 3.1.12

CERTIFICATE OF INCORPORATION

OF

TFX INTERNATIONAL CORPORATION

1. The name of the corporation is TFX International Corporation.

2. The address of its registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value $.01 per share.

5. The name and mailing address of the sole incorporator is Steven K. Chance, 3400 Centre Square West, 1500 Market Street, Philadelphia, Pennsylvania 19102.

6. The bylaws of the corporation may be amended, altered or repealed by either the directors or the stockholders of the corporation.

IN WITNESS WHEREOF, I, the undersigned, being the sole incorporator herein named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly, have hereunto set my hand this 14th day of September, 1978.

/s/ Steven K. Chance
Steven K. Chance

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is

TFX International Corporation

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on SEPTEMBER 16, 1993.

/s/ Harold L. Zuber, Jr.
Harold L. Zuber, Jr. Vice President

Attest:

/s/ Steven K. Chance
Steven K. Chance Secretary